Filed Pursuant to Rule 424(b)(3) and (c)

                                            Registration Nos.  333-76285
                                                               333-76285-01
                                                               333-76285-02

                       Supplement No. 2 Dated May 18, 1999
                   To Prospectus Supplement Dated May 13, 1999
                                   Relating to
                2,500,000 10% Series A Trust Preferred Securities
                                       of
                           Litchfield Capital Trust I
                                  guaranteed by
                        Litchfield Financial Corporation


All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus dated May 13, 1999, as supplemented by the Prospectus Supplement dated May 13, 1999, forming a part of the Registration Statement on Form S-3, File Nos. 333-76285, 333-762850-1 and 333-76285-02.

The purpose of this Supplement No. 2 is to revise and supersede the information regarding the net proceeds to Litchfield Capital Trust I, as set forth in tabular form on the cover of the Prospectus Supplement, as follows:

                               Per trust preferred security          Total
Public Offering Price.......                   $    10.00        $ 25,000,000
Proceeds to the trust.......                   $    10.00        $ 25,000,000

Litchfield Financial Corporation will pay underwriting discounts and commissions equal to $.40 per trust preferred security, for an aggregate of $1,000,000, on behalf of Litchfield Capital Trust I.